Exhibit No. 23.9

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Blue Gold Limited on Amendment No. 6 to Form F-4 Registration No. 333-280195 of our report dated December 18, 2024, with respect to the financial statements of Blue Gold Limited as of December 31, 2023 and for the period from inception (December 4, 2023) through December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Pannell Kerr Forster of Texas, PC

Houston, Texas

January 28, 2025